AGREEMENT TO JOINT VENTURE

         THIS AGREEMENT TO JOINT VENTURE (the "Agreement") is made and entered into as of May 12, 1997, by and among Apollo Real Estate Advisors II, L.P., a Delaware limited partnership, having its principal place of business at 1301 Avenue of the Americas, 38th Floor, New York, NY 10019 ("APOLLO"), Hospitality Worldwide Services, Inc., a New York corporation, having its principal place of business at 450 Park Avenue, Suite 2603, New York, NY 10022 ("HWS"), and Watermark Investments Limited, LLC, a Delaware limited liability company, having its principal place of business at 225 W. Washington Street, Suite 2200, Chicago, Illinois 60606, ("WATERMARK") (Apollo, HWS, and Watermark collectively referred to herein as the "Parties").

                                    RECITALS:

         WHEREAS, the Parties desire to collectively identify, acquire, renovate, refurbish, operate and sell hotel properties (the "BUSINESS") through individual joint venture limited liability companies (each a "Company" and together the "COMPANIES"), each formed for the exclusive purpose of developing a single hotel property (each a "PROJECT") acquired pursuant to the Business; and

         WHEREAS, the Parties desire to set forth the terms and conditions of their agreement to operate the Business, form the Companies, and develop the Projects.

         NOW, THEREFORE, in consideration of the mutual agreements, promises, and undertakings hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, Apollo, HWS and Watermark agree that the following shall constitute the Agreement among the Parties:

                                   AGREEMENT:


                                    ARTICLE I

                            OPERATION OF THE BUSINESS

         1.1 IDENTIFICATION OF PROJECTS. HWS and Watermark shall have the responsibility of identifying Projects for the Business. Upon the identification of a potential Project, HWS and Watermark shall submit to Apollo, in the form of a written proposal, all essential information pertaining to the Project. Within fifteen (15) days after receipt of such proposal and all information Apollo reasonably deems essential to its review thereof, Apollo shall deliver to HWS and Watermark its written election to participate in the Project, or to reject such participation in the Project. Apollo's election shall be made in its sole discretion, and its election shall be the final decision regarding the participation of the Business in such Project. In the event that Apollo elects not to participate in any Project, the provisions of Section 3.6 of this Agreement shall apply to the participation of HWS and Watermark in such Project.

         1.2 FORMATION OF COMPANIES. Should Apollo elect to participate in any Project under Section 1.1 hereof, the Parties shall move as expeditiously as possible, but in any case within 30 days of Apollo's election, to form a Company for the purpose of acquiring, renovating, refurbishing, operating and selling such Project. The Operating Agreement for any such Company created pursuant to this Section 1.2 shall be in the form of the Operating Agreement attached hereto as EXHIBIT A and incorporated herein by this reference (the "Operating Agreement"). Notwithstanding any election by Apollo under Section 1.1, or the formation of a Company under this Section 1.2, funding by Apollo for each Project shall be subject to (i) Apollo's completion of its due diligence review with respect to such Project, (ii) Apollo's satisfaction with any physical, environmental and feasibility studies which Apollo may perform, (iii) no material adverse change with respect to HWS, Watermark or such Project, (iv) Apollo's obtaining a satisfactory opinion of its counsel on the transaction structure for the Project, (v) all necessary and appropriate approvals of Apollo's committees, and (vi) documentation for such Project being satisfactory to Apollo.

         1.3  MODIFICATIONS TO STRUCTURE.

         (a) In order to qualify and/or preserve the status of Apollo, the Companies or any entity in which the Parties and/or the Companies own an interest and which owns any portion of the Company Assets as an "operating company" under the plan asset rules of ERISA at 29 C.F.R. Section 2510.3-101 ("PLAN ASSET RULES"), to avoid the imposition of a corporate tax on any income of the Companies, or to minimize the effects of any UBTI on Apollo and its partners, HWS and Watermark agree to consent to modifications proposed from time to time by Apollo to the structure of any of the Companies (but in no event changes to the Percentage Interests) and/or the Companies' investments in, and ownership of the Company Assets and/or to the terms of the Operating Agreement, including, without limitation, the capital contribution and allocation and distribution provisions set forth in Articles III, IV and V of the Operating Agreement, if in any case the modifications will not materially adversely affect the aggregate amount or timing of Capital Contributions, payment of fees, distributions of Net Cash Flow and liquidation proceeds or the aggregate allocations of Profits and Losses; provided, however, that if the modifications do adversely affect the aggregate amount of timing of Capital Contributions, fees payable or distributions of Net Cash Flow and liquidation proceeds or the aggregate allocations of Profits and Losses (an "ADVERSE CHANGE"), the provisions of Section 1.3(b) shall apply. Subject to and specifically limited by the foregoing, any such modifications may include, without limitation, the formation by the Parties of other partnerships, corporations or other entities (including, without limitation, corporations and trusts that qualify as real estate investment trusts under Section 856 of the Internal Revenue Code of 1986, as amended (the "Code")) to be owned by the Parties or their Affiliates and which will own a portion of the Company Assets. In any such event, the Companies and such other entities shall be treated as a single partnership for federal income tax purposes and the fees payable to, the amounts distributable to, the Profits and Losses allocable to, the Capital Contributions required to be contributed by, the maintenance of Capital Accounts, and the buy-sell rights and obligations pursuant to the Operating Agreement and the organic documents governing such other entities shall be calculated, determined and applied on an aggregate basis as if the Company Assets were owned by the Companies pursuant to the Operating Agreement as of its effective date unless Apollo determines in its sole discretion that such provisions must be calculated, determined and applied on an entity by entity basis and not on an aggregate basis to qualify or preserve the status of Apollo, the Companies or any entity in which the Parties and/or the Companies own an interest and which owns any portion of the Company Assets as an operating company under the Plan Asset Rules. If Apollo determines that such provisions must be calculated, determined and applied on an entity by entity basis and not an aggregate basis, the Parties agree to negotiate in good faith modifications to the terms of the Operating Agreement and to the organic documents governing such other entities so as to preserve as nearly as possible without any material adverse affect to HWS or Watermark the same overall economic benefits and burdens relating to the Company Assets as exist under the Operating Agreement as in effect on the date hereof; provided, however, that if the modifications do cause an Adverse Change, the provisions of Section 1.3(b) shall apply. HWS and Watermark agree to cooperate with Apollo and to execute, acknowledge, deliver, file, record and publish all such documents, agreements and instruments and to do all such other acts and things as Apollo determines are reasonably necessary to implement the foregoing, subject to the limitations set forth in the first sentence of this Section.

         (b) In the event of an Adverse Change, HWS or Watermark shall notify Apollo thereof in writing including an estimate of the economic value of the Adverse Change incurred by HWS or Watermark. If the Parties are unable to mutually agree upon the amount thereof within 30 days, the value of such Adverse Change shall be determined by the following valuation procedure. Apollo and HWS and Watermark shall, within ten days after the expiration of the foregoing 30 day period, mutually agree on an independent third party ("VALUATION AGENT") to determine the economic value to HWS and Watermark arising from the Adverse Change resulting from a modification described in Section 1.3(a). If the parties are unable to agree on a Valuation Agent within such ten day period, the
Valuation Agent shall be appointed by a Judge of the District Court of the United States of America for the Southern District of New York acting as an individual. In making its determination of the economic value of the Adverse Change, the Valuation Agent shall only consider the impact of the modifications to the amounts and timing of Capital Contributions, fees payable and distributions of Net Cash Flow and liquidation proceeds and the allocations of Profits and Losses. Any Valuation Agent selected shall be independent and shall not have performed any appraisal or valuation services for the Company, Apollo, HWS or Watermark or any Affiliate of the Company, Apollo, HWS or Watermark at any time during the two year period prior to its selection. Within 60 days of the Parties' selection of the Valuation Agent, the Valuation Agent shall deliver to the Parties a written report of the foregoing valuation, and the determination of the Valuation Agent thereon shall be conclusive and binding upon the Parties. Within 30 days of the receipt of such report, Apollo shall pay (in such proportions as they shall agree) to HWS and Watermark the amount of the economic value of the Adverse Change determined by the Valuation Agent.

         1.4 OPERATING COMPANY STATUS. The Parties will endeavor to qualify and preserve the status of all of the Companies and each other limited liability company, partnership, corporation or entity in which the Parties owns an interest, as an "operating company" under the Plan Asset Rules and, if a Company and/or any such entity so qualifies, the Parties will use their best efforts to operate the Company and/or any such entity and exercise its management rights with respect to the Company Assets in a manner that will permit the Company and/or any such entity to qualify and continue to qualify as an operating company.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE PARTIES

         2.1 IN GENERAL. As of the date hereof, each of the Parties hereby makes each of the representations and warranties applicable to such Party as set forth in Section 2.2 hereof, and such warranties and representations shall survive the execution of this Agreement.

         2.2 REPRESENTATIONS AND WARRANTIES. Each Party hereby represents and warrants that:

                  (a) DUE INCORPORATION OR FORMATION; AUTHORIZATION OF AGREEMENT. If such Party is a corporation or a company, it is duly organized or duly formed, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or formation and has the corporate or company power and authority to own its property and carry on its business as owned and carried on at the date hereof and as contemplated hereby. Such Party is duly licensed or qualified to do business and in good standing in each of the jurisdictions in which the failure to be so licensed or qualified would have a material adverse effect on its financial condition or its ability to perform its obligations hereunder. Such Party has the individual, corporate, or company power and authority to execute and deliver this Agreement and to perform its obligations hereunder and, if such Party is a corporation or partnership, the execution, delivery, and performance of this Agreement has been duly authorized by all necessary corporate or partnership action. This Agreement constitutes the legal, valid, and binding obligation of such Party.

                  (b) NO CONFLICT WITH RESTRICTIONS; NO DEFAULT. Neither the execution, deliv- ery, and performance of this Agreement nor the consummation by such Party of the transactions contemplated hereby (i) will conflict with, violate, or result in a breach of any of the terms, conditions, or provisions of any law, regulation, order, writ, injunction, decree, determination, or award of any court, any governmental department, board, agency, or instrumentality, domestic or foreign, or any arbitrator, applicable to such Party or any of its Wholly Owned Affiliates, (ii) will conflict with, violate, result in a breach of, or constitute a default under any of the terms, conditions, or provisions of the articles of incorporation, bylaws, or company agreement of such Party or any of its Wholly Owned Affiliates, if such Party is a corporation or company, or of any material agreement or instrument to which such Party or any of its Wholly Owned Affiliates is a party or by which such Party or any of its Wholly Owned Affiliates is or may be bound or to which any of its material properties or assets is subject, (iii) will conflict with, violate, result in a breach of, constitute a default under (whether with notice or lapse of time or both), accelerate or permit the acceleration of the performance required by, give to others any material interests or rights, or require any consent, authorization, or approval under any indenture, mortgage, lease agreement, or instrument to which such Party or any of its Wholly Owned Affiliates is a party or by which such Party or any of its Wholly Owned Affiliates is or may be bound, or (iv) will result in the creation or imposition of any lien upon any of the material properties or assets of such Party or any of its Wholly Owned Affiliates.

                  (c) GOVERNMENTAL AUTHORIZATIONS. Any registration, declaration or filing with or consent, approval, license, permit or other authorization or order by, any governmental or regulatory authority, domestic or foreign, that is required in connection with the valid execution, delivery, acceptance, and performance by such Party under this Agreement or the consummation by such Party of any transaction contemplated hereby has been completed, made, or obtained on or before the effective date of this Agreement.

                  (d) LITIGATION. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of such Party or any of its Wholly Owned Affiliates, threatened against or affecting such Party or any of its Wholly Owned Affiliates or any of their properties, assets, or businesses in any court or before or by any governmental department, board, agency, or instrumentality, domestic or foreign, or any arbitrator which could, if adversely determined (or, in the case of an investigation could lead to any action, suit, or proceeding, which if adversely determined could) reasonably be expected to materially impair such Party's ability to perform its obligations under this Agreement or to have a material adverse effect on the consolidated financial condition of such Party; and such Party or any of its Wholly Owned Affiliates has not received any currently effective notice of any default, and such Party or any of its Wholly Owned Affiliates is not in default, under any applicable order, writ, injunction, decree, permit, determination, or award of any court, any governmental department, board, agency, or instrumentality, domestic or foreign, or any arbitrator which could reasonably be expected to materially impair such Party's ability to perform its obligations under this Agreement or to have a material adverse effect on the consolidated financial condition of such Party.

                  (e) INVESTIGATION. Such Party is acquiring its interest in the Business based upon its own investigation, and the exercise by such Party of its rights and the performance of its obligations under this Agreement will be based upon its own investigation, analysis, and expertise. Such Party's acquisition of its interest in the Business is being made for its own account for investment, and not with a view to the sale of distribution thereof.

                                   ARTICLE III

                      INDEPENDENT COVENANTS OF THE PARTIES

         3.1 OWNERSHIP OF COMPANY PROJECTS. The Parties agree to endeavor to own and operate any hotels acquired pursuant to the Business of the Company for only the time necessary to upgrade such hotel and market it for resale.

         3.2 WATERMARK MANAGEMENT FEE. For each Project, a management agreement shall be executed under which Watermark will receive a management fee of one and one-half percent (1 1/2%) of all costs (other than Soft Costs) incurred in acquiring and rehabilitating the particular Project (the "MANAGEMENT FEE") which is intended to be a payment to a Party other than in its capacity as a partner under Code ss.707(a). However, in no event will Watermark be entitled to a Management Fee until (a) the Project is acquired by the Company formed for the purpose of owning such Project, and (b) the Project expenditures are funded by the Company, in its sole discretion. A total budget and schedule for each Project will be determined prior to the closing of the acquisition of the Project by the Company. The aggregate scheduled time needed for Project completion shall be divided into four (4) equal periods (each a "Quarterly Period"). The Management Fee will be paid to Watermark in the following fractions at the following times: (i) 1/6 of the Management Fee at the time the Project is acquired by the Company; (ii) 1/6 of the Management Fee at the end of the first Quarterly Period; (iii) 1/6 of the Management Fee at the end of the second Quarterly Period; (iv) 1/6 of the Management Fee at the end of the third Quarterly Period; (v) 1/6 at the end of the fourth Quarterly Period; and (vi) 1/6 of the Management Fee when the Project is sold by the Company. At monthly intervals the Company shall make a reasonable determination of any adjustments to the aggregate time needed for Project completion, and any resulting adjustment to the Quarterly Periods. In the event of any such adjustment, the payment dates for the Management Fee shall be adjusted accordingly.

         3.3 AFFILIATE TRANSACTIONS. Any of the Companies, or subsidiaries thereof, shall not enter into any contract, obligation or other commitment to which an Affiliate of any Party is, or is to be, a party (an "AFFILIATE TRANSACTION") without compliance with this Section 3.3.

                  (a) Each Party shall promptly notify the other Parties of any proposed Affiliate Transaction involving an Affiliate of the notifying party ("AFFILIATED PARTY"). The Parties whose Affiliates are not a party or proposed party to the Affiliate Transaction in question (the "NON- AFFILIATED PARTIES") shall, notwithstanding anything to the contrary in this Agreement be entitled (i) to determine whether the Company enters into such proposed Affiliate Transaction in question and (ii) if the Company enters into such Affiliate Transaction to act exclusively for the Company in connection with enforcing, waiving, pursuing, exercising, litigating or settling any right, remedy or claim of the Company thereunder, or modifying, amending or terminating such Affiliate Transaction. Such right of the
                           Non-Affiliated Parties to act exclusively for the Company with respect to any such Affiliate Transaction is generally intended to permit the Non-Affiliated Parties to exercise any rights or remedies, including without limitation any right of termination of the Affiliate, without being prevented from doing so by the Affiliated Party; provided, that such right does not include the right to act exclusively for the Company with respect to any other decisions to be made by the Company with respect to such Affiliate Transaction.

                  (b) Notwithstanding the provisions of Section 3.3(a), HWS, through its renovation and purchasing subsidiaries will provide through fixed price contracts with the Companies the necessary renovation, refurbishment and purchasing services required for each Project. Pricing for such services will be subject to review and approval by Apollo.

                  (c) To the extent any Party (or an Affiliate of a Party) is providing design, development, manufacturing, distribution, or marketing services to or on behalf of any Company, such Party (or Affiliate) may enter into subcontracts with others for the performance of such services. Pricing for such services will be subject to review and approval by Apollo and Watermark.

         3.4 HWS WARRANTS TO APOLLO. As an inducement to become a Party to this Agreement and to contribute its Initial Capital Contributions to any of the Companies formed hereunder, HWS will issue Apollo 750,000 seven-year warrants priced at 115% of the average market price for the previous twenty consecutive trading days from the date of execution hereof (the "Warrant") in substantially the form of EXHIBIT B attached hereto and incorporated herein by this reference. Such Warrant shall be exercisable, with respect to 250,000 warrants, at the earlier of any announcement of this Agreement or the formation of any Company hereunder. Such Warrant shall be exercisable, with respect to the remaining 500,000 warrants, as follows: 100,000 for every $7.5 million of revenues paid by the Companies to HWS's renovation subsidiary and/or fees paid by the Companies to HWS's purchasing subsidiary.

         3.5 RIGHT OF FIRST OFFER. HWS and Watermark (the "RESTRICTED PARTY") hereby covenants to and agrees with Apollo (the "PROTECTED PARTY") that so long as the Restricted Party is a Party of the Company (the "TRIGGER DATE"), the Restricted Party shall not, without first offering to the Protected Party the opportunity to do any or all of the following (which offer shall be made in accordance with Section 1.1 hereof), directly or indirectly, acting alone or as a member of a partnership, limited liability company or other business entity or as a holder of any security of any class issued by a corporation, limited liability company or other business entity or as an officer, director, partner, employee, consultant, agent or representative of any corporation, partnership, limited liability company or other business entity, be or become:

                  (a)      interested  or engaged in the  Business in the United
                           States  of   America   other   than   through  or  in
                           association with the Protected Party, or

                  (b) directly or indirectly, as a stockholder, bondholder or officer, director or employee of, or in any manner associated with, or aid or abet or give information or financial assistance to any business which is or may be competitive with any of the Companies with respect to the Business; provided that the provisions of this Section 3.5 shall not be deemed to prohibit a purchase or ownership by the Restricted Party or any of its affiliates, as a passive investment, of less than five percent (5%) of the outstanding capital shares of any publicly held corporation.

The offer to the Protected Party shall include all financial and legal information needed by the Protected Party to decide whether to pursue such opportunity, and shall be supplemented by such information as is reasonably requested by the Protected Party. Any decision by the Protected Party to pursue or not to pursue any such opportunity shall be made by such Protected Party in their sole discretion. In the event the Protected Party decides to not pursue any such opportunity, then the Restricted Party shall be free to pursue such opportunity independent of the Protected Party so long as the terms of such opportunity are no more favorable to the Restricted Party as those offered to such Protected Party, and so long as such opportunity does not compete with any other properties that any of the Companies have previously purchased. In the event the terms offered to the Restricted Party are more favorable than those previously offered to the Protected Party, the Restricted Party will once again be required to offer such opportunity to the Protected Party on the basis of the more favorable terms.

         3.6 OTHER ACTIVITIES. Except as restricted by Section 3.5, each of the Parties and its Affiliates shall be free to engage in any other businesses or activities and to receive the income and benefits thereof (and no other Party shall have any interest therein by reason of this Agreement), and no Party shall have any duty or obligation to present to the Business or any other Party any such other business opportunities that are outside the scope of the purposes of the Business.

         3.7 DUE DILIGENCE COSTS. On the Closing Date of the first Company formed pursuant to this Agreement, such Company will reimburse Apollo for its out-of-pocket and third-party costs associated with and incurred in connection with formation and creation of such Company. Subject to Apollo's approval, on such Closing Date, the Company will reimburse HWS and Watermark for their out-of-pocket and third-party costs associated with and incurred in connection with formation and creation of such Company. On the Closing Date of any subsequent Company formed pursuant to this Agreement, such Company will reimburse Apollo for its out-of-pocket and third-party costs associated with and incurred in connection with formation and creation of that Company, and, subject to Apollo's approval, on such Closing Date, the Company will reimburse HWS and Watermark for their out-of-pocket and third-party costs associated with and incurred in connection with formation and creation of that Company.

         3.8 CLOSING COSTS AND EXPENSES. Apollo, HWS and Watermark represent that, aside from the advisory relationship between HWS and Resource Holdings Ltd., no brokers have been involved in either the consummation of this Agreement or any Company formed hereunder and that no commissions, finder's fees or other compensation are due to any brokers or agents, including Resource Holdings Ltd. with regard to any Company or this Agreement. Each party will be separately responsible for their respective costs incurred prior to execution of this

Agreement and the formation of any Company hereunder, subject to Section 3.7 of this Agreement.

         3.9 EXPENSES OF IDENTIFYING PROJECTS. No party shall be entitled to reimbursement for expenses, costs or liabilities incurred in identifying potential Projects for the Business. The Parties agree that any Company formed to operate a specific Project may reimburse a Party for actual costs and expenses incurred and directly related to the acquisition of such Project. Such reimbursement will occur only (i) upon the execution by the Company of a binding contract for the acquisition of the Project in question; (ii) upon the submittal by the requesting Party of verification of all costs and expenses to the reasonable satisfaction of Apollo; and (iii) upon the written approval of Apollo.

                                   ARTICLE IV

                          NONDISCLOSURE OF INFORMATION

         4.1 CONFIDENTIALITY. All disclosures of trade secrets, know-how, financial information, or other confidential information made by the Business to any Party or made by any Party under or in connection with this Agreement or the Associated Agreements, as well as the terms of this Agreement and all Associated Agreements, shall be received and maintained in confidence by the recipient during the term hereof and for three (3) years after dissolution of the Business and each Party shall treat all such trade secrets, know-how, financial information or other confidential information as confidential except:

                  (a) as to the persons directly responsible for the performance of the obligations of this Agreement and for the effective operation of the Business;

                  (b) as to the professional advisers of the Parties and the Companies;

                  (c) as to such disclosures to Customers of the Companies as are necessary for the effective carrying on of business by the Companies;

                  (d) as to such information as is required by law to be disclosed by the Parties or the Companies; and

                  (e) as to such information as is or may fall within the public domain otherwise than in violation of the provisions of this Article.

         4.2 DUTY OF CARE. Each Party will take such steps as lie within its power to assure that all managers, officers and employees of the Companies, to whom confidential information is disclosed, take all proper precautions to prevent the unauthorized disclosure and use of the confidential information referenced in this Article.

                                    ARTICLE V

                           TERMINATION AND DISSOLUTION

         5.1 RIGHT TO TERMINATE. Notwithstanding any other provision of this Agreement to the contrary, either Apollo, HWS or Watermark may terminate this Agreement (the "TERMINATION OPTION"). The Termination Option may be exercised by either Apollo, HWS or Watermark at any time after the fifth-year anniversary of date of this Agreement by giving 180 days' written notice to the other Party.
Should any Party exercise the Termination Option, such party shall not be in default of this Agreement. Further, the Parties thereafter be released from any obligations under Section 3.5 hereof. The exercise of the Termination Option by any Party shall not affect the rights, responsibilities and obligations of the Parties under any previously executed Operating Agreement.


                                   ARTICLE VI

                               DISPUTE RESOLUTION

         6.1 ARBITRATION. Any dispute, controversy or claim (except an action for a temporary restraining order, preliminary injunction or similar equitable relief) asserted by any Party against another Party arising out of or relating to this Agreement or any document or agreement executed pursuant to this Agreement or the breach thereof, shall be settled by arbitration if so requested by any Party pursuant to Section 6.2. The arbitration shall be conducted by one arbitrator, who shall be appointed pursuant to the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). The arbitration shall be held in New York, New York, and shall be conducted in accordance with the Commercial Arbitration Rules of the AAA, except that the rules set forth in this Article shall govern such arbitration to the extent that they conflict with the rules of the AAA.

         6.2 NOTICE. Upon written notice by a Party to another Party of a request for arbitration hereunder, the Parties shall use their best efforts to cause the arbitration to be conducted in an expeditious manner with such arbitration to be completed within sixty (60) days after selection of the arbitrator. In the arbitration, New York law shall govern, except to the extent those laws conflict with the Commercial Arbitration Rules of the AAA and the provisions of this Article. There shall be no discovery except as the arbitrator shall permit following a determination by the arbitrator that the Party seeking such discovery has a substantial demonstrable need. All other procedural matters shall be within the discretion of the arbitrator. In the event a Party fails to comply with the procedures in any arbitration in any manner as determined by the arbitrator, the arbitrator shall fix a reasonable period of time for compliance and, if the Party fails to comply within such period, a remedy deemed just by the arbitrator, including without limitation, an award of default, may be imposed. The arbitrator shall have the right to award costs, including without limitation, attorneys' fees, to a Party to the arbitration.

         6.3 BINDING NATURE. The determination of the arbitrator shall be final and binding on the parties. Judgement upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

                                   ARTICLE VII

                                  MISCELLANEOUS

         7.1 AMENDMENTS. Amendments to this Agreement may only be made by the unanimous written consent of all of the Parties hereto.

         7.2 NOTICES. All notices and other communications required or permitted to be given or made under this Agreement shall be given or made in writing. Such notices shall be delivered by hand delivery, by telecopy, or similar electronic means, by nationally recognized overnight courier, fees prepaid, addressed as follows:

         If to Apollo:              Apollo Real Estate Advisors II, L.P.
                                    1301 Avenue of the Americas, 38th Floor
                                    New York, NY  10019
                                    Attn:  Alfred C. Trivilino

         Copy to:                   Apollo Advisors, L.P.
                                    1999 Avenue of the Stars
                                    Suite 1900
                                    Los Angeles, CA 90067
                                    Attn:  Michael D. Weiner, Esq.

         with a copy to:            Brownstein Hyatt Farber & Strickland, P.C.
                                    410 Seventeenth Street, 22nd Floor
                                    Denver, Colorado 80202-4437
                                    Attn: Steven C. Demby, Esq.

         If to HWS:                 Hospitality Worldwide Services, Inc.
                                    450 Park Avenue, Suite 2603
                                    New York, NY 10022
                                    Attn: Howard G. Anders

         with a copy to:            Olshan Grundman Frome & Rosenzweig, LLP
                                    505 Park Avenue
                                    New York, NY 10022
                                    Attn: Robert Friedman, Esq.

         If to Watermark:           Watermark Investments Limited, LLC
                                    225 W. Washington Street, Suite 2200
                                    Chicago, IL 60606
                                    Attn:  Scott Kaniewski
         with a copy to:            Varner, Stephens, Humphries & White, LLP
                                    3350 Cumberland Circle, Suite 1700 Riverwood
                                    Atlanta, Georgia 30339
                                    Attn:  William W. Hopson, Esq.


         Any Party may change its address for the purpose of this Section 7.2 by notice to the other given in the manner set forth above.

         7.3 GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York in a like manner as an agreement made and wholly to be performed in the State of New York.

         7.4 VENUE. Each of the Parties consents to the jurisdiction of any court in New York County, New York, for any action arising out of matters related to this Agreement. Each of the Parties waives the right to commence an action in connection with this Agreement in any court outside of such County.

         7.5 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY WAIVES TRIAL BY JURY IN ANY ACTION ARISING OUT OF MATTERS RELATED TO THIS AGREEMENT, WHICH WAIVER IS INFORMED AND VOLUNTARY.

         7.6 ATTORNEY FEES. If any Party obtains a judgment against any other Party by reason of the breach of this Agreement or the failure to comply with the terms hereof, reasonable attorneys' fees and costs as fixed by the court shall be included in such judgment.

         7.7 HEADINGS. The Article and Section headings of this Agreement are for convenience only, do not form a part of this Agreement, and shall not in any way affect the interpretation hereof.

         7.8 CAPITALIZED TERMS. Any capitalized terms not defined herein shall have the meaning ascribed to such term in the Operating Agreement.

         7.9 EXTENSION NOT A WAIVER. No delay or omission in the exercise of any power, remedy or right herein provided or otherwise available to a Party shall impair or affect the right of such Party thereafter to exercise the same. Any extension of time or other indulgence granted to a Party hereunder shall not otherwise alter or affect any power, remedy or right of any other Party, or the obligations of the Party to whom such extension or indulgence is granted.

         7.10 CREDITORS NOT BENEFITED. Nothing contained in this Agreement is intended or shall be deemed to benefit any creditor of the Parties or any other third party.

         7.11 PUBLICITY. No Party shall issue any press release or otherwise publicize or disclose the terms of this Agreement or the terms of the Parties' acquisition of the interests in any Company, without the consent of the other Parties, except as such disclosure may be made in the course of normal reporting practices by a Party to its partners, shareholders, consultants or members or as otherwise required by law.

         7.12 CONSTRUCTION AND AMENDMENT. No oral explanation of or oral information relating to this Agreement offered by either party hereto shall alter the meaning or interpretation of this Agreement.

         7.13 FURTHER ACTION. Each Party agrees to perform all further acts and execute, acknowledge, and deliver any documents which may be reasonably necessary, appropriate, or desirable to carry out the provisions of this Agreement.

         7.14 VARIATION OF PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the person or persons may require.

         7.15 SUCCESSORS AND ASSIGNS. Subject to the restrictions on transferability set forth in the Operating Agreement, this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors. This Agreement may not be assigned by the Parties, except that Apollo shall be entitled to assign this Agreement to any Affiliate. For purposes of this Section 7.14, assignment shall include any change in ownership or control, by merger, acquisition, operation of law, or otherwise.

         7.16 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same agreement.

         7.17 AMBIGUITIES. All of the parties to this Agreement have participated in the negotiation and drafting hereof. Accordingly, it is understood and agreed that the general rule that ambiguities are to be construed against the drafter shall not apply to this Agreement. In the event that any language of this Agreement is found to be ambiguous, each Party shall have an opportunity, in any legal proceeding, to present evidence as to the actual intent of the parties with respect to any such ambiguous language.

         7.18 ENTIRE AGREEMENT. The terms and conditions contained herein constitute the entire agreement between the Parties concerning the subject matter hereof, and shall supersede all previous communications, either oral or written, between the parties hereto, and no agreement or understanding varying or extending this Agreement shall be binding upon any Party unless in writing, signed by a duly authorized officer or representative of each Party.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first set forth above.



                              Apollo Real Estate Advisors II, L.P., a Delaware limited partnership

                              By: Apollo Real Estate Capital Advisors II, Inc., its general partner


                              By: /s/ Illegible
                                 -----------------------------------------------
                                 Title: Vice President


                              Hospitality Worldwide Services, Inc., a New York corporation


                              By:/s/ Illegible
                                 -----------------------------------------------
                                 Title: President/Chief Executive Officer


                              Watermark Investments Limited, LLC, a Delaware limited liability company



                              By: /s/ Illegible
                                 ----------------------------------------------
                                 Title: Manager